UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2008

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2008, Memory Pharmaceuticals Corp. (the "Registrant") entered into the Fourth Amendment to Amended and Restated Strategic Alliance Agreement (the "Amendment") with F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (together "Roche"). Under the terms of the Amendment, the parties agreed to modify the Amended and Restated Strategic Alliance Agreement dated as of February 27, 2006 (the "Alliance Agreement") to provide that Roche will assume responsibility for future Phase 1 development, and related regulatory filings and manufacturing, for any future nicotinic alpha-7 receptor agonists developed under the Alliance Agreement. As a result of the Amendment, Roche will no longer be obligated to make payments to the Registrant relating to early stage clinical development events for such compounds.

In accordance with EITF No. 00-21, the Registrant has been recognizing the non-refundable upfront license fees, milestone payments, and research and development funding received under the Alliance Agreement and the remaining deferred revenue from the Amended and Restated 2002 Roche PDE4 Inhibitor Agreement as a single unit of accounting over the estimated period of the Registrant’s continuing performance obligations with respect to the first compound to be developed under the Alliance Agreement. Solely for purposes of revenue recognition under the Alliance Agreement, as of March 31, 2008, the Registrant had estimated the relevant period of its continuing performance obligations as ending in the fourth quarter of 2013. The Amendment is expected to shorten the period over which revenue is recognized under the Alliance Agreement and, therefore, accelerate the recognition of this revenue.

As a result of the Amendment, the Registrant’s continuing substantive performance obligations are to complete: (i) the Phase 1 clinical trial of R4996/MEM 63098, (ii) the Phase 2a clinical trial of R3487/MEM 3454 in cognitive impairment associated with schizophrenia, (iii) the P50 biomarker study for R3487/MEM 3454, (iv) certain formulation and manufacturing activities, and (v) certain ongoing toxicity studies. It is expected that all of the activities associated with these obligations will be complete by the end of the second quarter of 2009.

While the Registrant is in the process of determining the appropriate accounting treatment for the Amendment, the Registrant currently expects to recognize the remaining deferred revenue under the Alliance Agreement and the remaining deferred revenue from the Amended and Restated 2002 Roche PDE4 Inhibitor Agreement over the estimated period of the Registrant’s continuing substantive performance obligations with respect to the Alliance Agreement. Solely for purposes of revenue recognition under the Alliance Agreement, as of the date of the Amendment, the Registrant has estimated the relevant period of its continuing substantive performance obligations as ending in the second quarter of 2009.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2008.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or the Registrant’s prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of the Registrant’s drug candidates and whether they demonstrate these candidates' safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support the Registrant’s R&D and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize the Registrant’s drug candidates; the Registrant’s ability to enter into and maintain collaborations with third parties for its drug development programs; the Registrant’s dependence on its collaborations and its license relationships; achieving milestones under the Registrant’s collaborations; the Registrant’s dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to the Registrant; and the Registrant’s ability to maintain listing on the Nasdaq Global Market. These and other risks are described in greater detail in the Registrant’s filings with the Securities and Exchange Commission. The Registrant may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. The Registrant disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

July 21, 2008	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel